GVI SECURITY SOLUTIONS, INC.
NONEMPLOYEE DIRECTORS’ STOCK PLAN

ARTICLE I
PURPOSE

1.1 The GVI Security Solutions, Inc. Nonemployee Directors’ Stock Plan (the “Plan”) is intended to advance the interests of GVI Security Solutions, Inc. (the “Company”) and its stockholders by attracting, retaining, compensating and motivating the performance of the Company’s Nonemployee Directors (as defined in Article VII) and to encourage and enable such directors to acquire and retain a proprietary interest in the Company by ownership of its stock.

ARTICLE II
ADMINISTRATION

2.1 Board Authority. Subject to the express provisions of the Plan and the powers granted to the Board, the Committee shall have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Equity Grant, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. The Committee shall not be liable for any action or determination made in good faith with respect to the Plan or any Equity Grant under the Plan.

ARTICLE III
SHARES OF STOCK SUBJECT TO PLAN

3.1 Number of Shares. Subject to adjustment pursuant to the provisions of this Section 3.1, the maximum number of shares of Common Stock which may be issued hereunder shall be 400,000 shares; provided, that in the event of a recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change affecting the capitalization of the Company, the number of shares issuable under the Plan shall be appropriately adjusted. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury, which includes shares repurchased in the open market.

ARTICLE IV
EQUITY GRANTS

4.1 Monthly Grant. On the 15th of each month (the “Grant Date”), the Company shall grant to each Nonemployee Director an Equity Grant with respect to shares of Common Stock having a Fair Market Value equal to $1,000.00, such that the number of shares of Common Stock subject to such Equity Grant shall be equal to the number determined by dividing $1,000.00 by the Fair Market Value of a share of Common Stock on the Grant Date. If the Grant Date falls on a weekend or a holiday, the Fair Market Value shall be determined as of the immediately preceding business day. If a Nonemployee Director is terminated before the monthly Grant Date, the Nonemployee Director shall not receive an Equity Grant on such Grant Date.
4.2 Discretionary Grants. In addition to the automatic grants provided for above, the Committee may recommend for Board approval discretionary Equity Grants to any Nonemployee Director in accordance with the provisions of this Section 4.2. The Committee shall select the Nonemployee Directors who will receive any such Equity Grant under this Section 4.2 and determine the number of shares subject to any such Equity Grant, which shall be subject to Board approval.
4.3 Issuance of Common Stock and Stock Units. On each Grant Date, the Company shall issue to each Nonelecting Nonemployee Director receiving an Equity Grant on such Grant Date the number of shares of Common Stock subject to the Equity Grant. In addition, on each Grant Date, the Company shall issue to each Electing Nonemployee Director receiving an Equity Grant on such Grant Date the number of Share Units subject to the Equity Grant.

4.4 Rights with Respect to Common Stock. Each share of Common Stock issued pursuant to the Plan shall be issued in the name of the Nonemployee Director. A Nonemployee Director shall have no rights as a stockholder with respect to shares covered by an Equity Grant until the date such Nonemployee Director is the holder of record of such shares.
4.5 Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock. Whenever under the terms of the Plan a fractional share would be required to be issued, the number of shares to be issued on the relevant issuance date shall be rounded to the nearest whole number.

ARTICLE V
STOCK UNIT ELECTIONS

5.1 Generally, a Nonemployee Director may make a Stock Unit Election with respect to the Equity Grants to be made in a calendar year at any time not later than the last day of the immediately preceding calendar year. Notwithstanding the foregoing, a Nonemployee Director may make a Stock Unit Election during the thirty (30) day period commencing with the adoption of the Plan and such election shall be effective for each Grant Date in calendar year 2005 after the election is made. In the case of a new Nonemployee Director, the Nonemployee Director may make a Stock Unit Election during the thirty (30) day period commencing with the date he or she becomes a Nonemployee Director and such election shall be effective for each Grant Date following such election in the calendar year in which such election is made.
5.2  Unless otherwise permitted by the Board or the Committee, a separate Stock Unit Election must be made with respect to each calendar year. Each election shall be irrevocable and shall be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Board or the Committee.

5.3 At the time a Nonemployee Director makes a Stock Unit Election, he or she shall irrevocably select the date on which shares of Common Stock shall be issued to the Nonemployee Director with respect to the Stock Units. The date on which the shares of Common Stock shall be issued to the Nonemployee Director with respect to a Stock Unit shall be specified in the Stock Unit Election and based on (i) a specific date selected by the Nonemployee Director in the Stock Unit Election, (ii) the termination of the Nonemployee Director’s status as a Director, (iii) the Nonemployee Director’s death, and/or (iv) upon a Change in Control of the Company as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE VI
EFFECTIVE DATE, TERMINATION AND AMENDMENT

6.1 Effective Date. The effective date of the Plan is October 20, 2005.
6.2 Termination. The Plan shall terminate on October 20, 2015, provided that the Board may at any time terminate the Plan earlier. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any previously issued Equity Grant without the consent of the Nonemployee Director who received the Equity Grant.
6.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that shareholder approval shall be required to the extent necessary to comply with the rules of any exchange on which the Common Stock trades. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any previously issued Equity Grant without the consent of the Nonemployee Director who received the Equity Grant.

ARTICLE VII
MISCELLANEOUS

7.1 Rights as Shareholder. Nothing contained herein relating to any grant of an Equity Grant shall create an obligation on the part of the Company to repurchase any shares of Common Stock issued hereunder.
7.2 Service on Board. Nothing in the Plan or any Equity Grant shall confer upon any Nonemployee Director the right to continue service as a member of the Board, nor shall it create any obligation on the part of the Board or the Committee to nominate any Nonemployee Director for reelection by the Company’s stockholders.
7.3 Compliance with Law. The Plan and the obligations of the Company to issue or transfer shares of Common Stock hereunder shall be subject to all applicable laws and regulations and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke an Equity Grant if it is contrary to law or modify an Equity Grant to bring it into compliance with any valid and mandatory law or government regulation.
7.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and each Nonemployee Director, such Nonemployee Director’s executor, administrator and transferees.
7.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
7.6 Severability. If any provision of the Plan or any Equity Grant shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

7.7 Governing Law. The validity and construction of the Plan and of any Equity Grant shall be governed by the laws of the State of New York.

ARTICLE VIII
DEFINITIONS

8.1 “Board” means the Board of Directors of the Company.
8.2 “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.
8.3 “Common Stock” means the Company’s common stock, par value $.001 per share.
8.4 “Company” means GVI Security Solutions, Inc.
8.5 “Electing Nonemployee Director” means a Nonemployee Director who has made an effective Stock Unit Election with respect to a Grant Date.
8.6 “Equity Grant” means an award under the Plan which shall result in an immediate issuance of shares of Common Stock or Stock Units.
8.7 “Fair Market Value” means the means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as quoted by the NASD or Nasdaq or a similar organization if the NASD or Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted by the NASD or Nasdaq, as determined in good faith by resolution of the Committee (whose determination shall be conclusive), based on the best information available to it.

8.8 “Nonemployee Director” means any member of the Board who is not an employee of the Company; provided, however, that Howard Safir shall be deemed not to be a Nonemployee Director during any period that he, The November Group, Ltd. or any other affiliate of his is compensated as a consultant to the Company.
8.9 “Plan” means this GVI Security Solutions, Inc. Nonemployee Directors’ Stock Plan.
8.10 “Stock Unit” means a contractual right to receive payment of one share of Common Stock in accordance with the conditions set forth in Articles IV and V hereof or conditions established by the Board or the Committee.
8.11 “Stock Unit Election” means an election made by a Nonemployee Director to have Stock Units issued to him or her on a Grant Date in lieu of shares of Common Stock.
8.12 “Nonelecting Nonemployee Director” means a Nonemployee Director who has not made an effective Stock Unit Election with respect to a Grant Date.